Fourth Quarter 2024 Earnings Presentation Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Measures 2 Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the merger of Allegiance Bancshares, Inc. with and into and CBTX, Inc. (the “Merger”) which became effective on October 1, 2022, including the future financial performance of Stellar Bancorp, Inc. (the “Company”), operating results, plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms. Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. GAAP Reconciliation of Non-GAAP Financial Measures The Company’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. The Company believes that these non- GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, the Company reviews pre-tax, pre-provision income; pre-tax pre-provision ROAA, the ratio of tangible equity to tangible assets; net interest margin (tax equivalent) excluding purchase accounting adjustments; and loan yield excluding accretion for internal planning and forecasting purposes. The Company has included in this presentation information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Houston's Largest Regionally Focused Bank

- **Valuable franchise in one of the best markets in the U.S.**
  - 6th in deposit market share for Houston region[(1)(2)]
  - 1st in deposit market share for Texas-based banks in the Houston region[(1)(2)]
  - Noninterest-bearing deposits to total deposits of 39.2% at December 31, 2024
- **Strong core earnings power and capital position at fourth quarter 2024**
  - Net interest margin (tax equivalent) of 4.25%
  - Net interest margin (tax equivalent) excluding purchase accounting adjustments of 3.94%[(3)]
  - Total capital ratio (to risk weighted-assets) of 16.06%

	12/31/2024	9/30/2024
	(Dollars in thousands)	
Total assets	$10,905,110	$10,629,777
Total loans	7,439,854	7,551,124
Total deposits	9,128,384	8,742,601
Total loans to total deposits	81.50%	86.37%
Net interest margin (tax equivalent)	4.25%	4.19%
Net interest margin (tax equivalent) excluding PPA[(3)]	3.94%	3.91%
Noninterest bearing deposits to total deposits	39.18%	37.78%
Estimated Total capital ratio (to risk-weighted assets	16.06%	15.91%

Banking Centers


DALLAS
Walnut Hill Ln
Huntsville
Dallas North Tollway
Lovers Ln
Willis
Conroe
The Woodlands
Hempstead
Cypress
Humble
HOUSTON
Sealy
Katy
Baytown
Pasadena
Sugar Land
Rosenberg
League City
Wharton
Boling
Dayton
Anahuac
Woodville
Jasper
Newton
Kirbyville
Buna
Silsbee
Lumberton
BEAUMONT
Nederland
Port Arthur
Orange

Banking Centers   Free-standing ATM

(1) Deposit market share based on FDIC data as of June 30, 2024.
(2) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches
(3) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix.

stellar BANCORP, INC.

3

$30.1 $25.3 $13.2 $9.0 $8.6 $7.8 $5.7 $5.7 $5.7 $5.3 $3.4 $3.0 $2.6 $2.4 $2.3 $2.1 $1.9 JPMorgan Wells Fargo BofA Zions PNC Frost Prosperity Cadence Woodforest Capital One Third Coast Comerica Truist BOK Regions Texas Capital Texas Independent Focused on Serving the Houston Region 4 Note: Deposit market share based on FDIC data as of June 30, 2024. 1) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches. Source: S&P Capital IQ Pro Stellar Houston Region Market Share(1) Deposits (dollars in billions) $150.8 Houston Percent of Houston Total Assets Region(1) Company Region Market Name ($B) Deposits ($B) Deposits (%) Share (%) JPMorgan 4,143 150.8 7.5 47.4 Wells Fargo 1,940 30.1 2.1 9.5 BofA 3,258 25.3 1.3 7.9 Zions 88 13.2 17.8 4.1 PNC 557 9.0 2.1 2.8 Stellar 11 8.6 97.6 2.7 Frost 49 7.8 19.1 2.4 Prosperity 40 5.7 20.5 1.8 Cadence 48 5.7 15.1 1.8 Woodforest 10 5.7 70.9 1.8 Capital One 480 5.3 1.4 1.7 Third Coast 4 3.4 87.4 1.1 Comerica 80 3.0 4.8 1.0 Truist 520 2.6 0.7 0.8 BOK 50 2.4 6.5 0.8 Regions 154 2.3 1.8 0.7 Texas Capital 30 2.1 8.7 0.7 Texas Independent 2 1.9 100 0.6

2024 Highlights

- *Solid Profitability:* Net income for the full year 2024 was $117.6 million, or diluted earnings per share of $2.20, which translated into a return on average assets of 1.10%, a return on average equity of 7.50% and a return on average tangible equity of 12.18%[(1)]. Net income for the fourth quarter of 2024 was $27.8 million, or diluted earnings per share of $0.52, which translated into an annualized return on average assets of 1.04%, an annualized return on average equity of 6.85% and an annualized return on average tangible equity of 10.82%[(1)].
- *Strong Net Interest Margin:* Tax equivalent net interest margin was 4.24% for the year 2024 compared to 4.51% for 2023. The tax equivalent net interest margin, excluding purchase accounting accretion ("PAA"), was 3.89%[(1)] for 2024 compared to 4.03%[(1)] for 2023. Tax equivalent net interest margin for the fourth quarter of 2024 was 4.25% compared to 4.19% for the third quarter of 2024. The tax equivalent net interest margin, excluding PAA, was 3.94%[(1)] for the fourth quarter of 2024 compared to 3.91%[(1)] for the third quarter of 2024.
- *Meaningful Capital and Book Value Build:* Total risk-based capital ratio increased to 16.06% at December 31, 2024 from 14.02% at December 31, 2023, book value per share increased to $30.14 from $28.54 at December 31, 2023 and tangible book value per share increased to $19.10[(1)] from $17.02[(1)] at December 31, 2023.
- *Credit Metrics:* Nonperforming loans decreased $2.0 million to $37.2 million at December 31, 2024 from $39.2 million at December 31, 2023.

Tangible Book Value Per Share[(1)]



CAGR – 19.3%
$14.02
$17.02
$19.10
12/31/2022
12/31/2023
12/31/2024

Total Capital Ratio



12.39%
14.02%
16.06%
12/31/2022
12/31/2023
12/31/2024

(1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix.

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5

Deposit Summary 6 Deposit Portfolio Composition Deposits (in millions)(1) Maintaining Discipline Navigating Competitive Deposit Market As of December 31, 2024: • Noninterest-bearing deposits to total deposits: 39.2% • Q4 cost of deposits: 2.02% • Q4 cost of funds: 2.10% • Loan to deposit ratio: 81.5% • Brokered deposits: $481.8 million at December 31, 2024 from $649.4 million at September 30, 2024 . (1) NIB 39.2% IB Demand 20.2% MMDA & Sav. 24.7% CD's 15.9% Q4 2024 Q3 2024 Noninterest-bearing ("NIB") 3,576,206$ 3,303,048$ Interest-bearing demand ("IB Demand") 1,845,749 1,571,504 Money market and savings ("MMDA & Sav.") 2,253,193 2,280,651 Certificates and other time ("CD's") 1,453,236 1,587,398 Total deposits 9,128,384$ 8,742,601$ (Dollars in thousands) (1) Other includes changes in IB Demand and MMDA & Sav. deposits.

Loan Summary

Loan Portfolio Composition

	Q4 2024	Q3 2024
	(In thousands)	
Commercial and Industrial ("C&I")	$ 1,362,260	$ 1,350,753
Nonowner-occupied Commercial Real Estate ("NOO CRE")	1,623,373	1,689,530
Owner-occupied CRE ("OO CRE")	1,834,354	1,871,742
Multifamily Real Estate ("MF")	410,491	415,024
Total Commercial Real Estate	3,868,218	3,976,296
CRE Construction & Development ("CRE C&D")	845,494	890,316
1-4 Family Residential ("1-4 Family")	1,115,484	1,112,235
Residential Construction ("Resi. C&D")	157,977	161,494
Consumer and other ("Other")	90,421	60,030
Total	$ 7,439,854	$ 7,551,124



C&I
18.3%
1-4 Family
15.0%
MF
5.5%
Resi. C&D
2.1%
Other
1.2%
CRE C&D
11.4%
NOO CRE
21.8%
OO CRE
24.7%

	Q4 2024				Q3 2024			
	Average Outstanding Balance	Interest Earned	Average Yield	Excl. PAA[(1)]	Average Outstanding Balance	Interest Earned	Average Yield	Excl. PAA[(1)]
	(Dollars in thousands)							
Interest-earning Assets:								
Loans	$ 7,477,332	$ 128,738	6.85%	6.45%	$ 7,627,522	$ 132,372	6.90%	6.55%
Securities	1,702,111	15,603	3.65%		1,676,614	14,712	3.49%	
Deposits in other financial institutions	473,719	5,681	4.77%		339,493	4,692	5.50%	
Total interest-earning assets	$ 9,653,162	$ 150,022	6.18%	5.87%	$ 9,643,629	$ 151,776	6.26%	5.98%

(1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix.

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7

Asset Quality Summary 8 Nonperforming Loans by Type (1) Combined represents the simple addition of legacy balances for 2022; estimated.  Nonperforming loans to total loans: • 0.50% at December 31, 2024 compared to 0.43% as of September 30, 2024  Allowance for credit losses on loans to nonperforming loans: • 217.83% at December 31, 2024 compared to 262.92% as of September 30, 2024  Allowance for credit losses on loans: • $81.1 million, or 1.09% of total loans, at December 31, 2024, compared to $84.5 million, or 1.12% of total loans, as of September 30, 2024 C&I 22.9% Other 0.4% CRE 44.2% CRE C&D 8.2% 1-4 Family 24.3% Q4 2024 Q3 2024 Total nonperforming loans 37,212$ 32,140$ Nonperforming loans to total loans 0.50% 0.43% Total nonperforming assets 38,920$ 35,124$ 0.36% 0.33% Net charge-offs (recoveries) 2,016$ 3,933$ 0.11% 0.21% YTD net charge-offs 6,662$ 4,646$ 0.09% 0.08% (Dollars in thousands) Nonperforming assets to total assets Net charge-offs to average loans (annualized) YTD net charge-offs to average loans (annualized) Nonaccrual Loans with No Related Allowance Nonaccrual Loans with Related Allowance Total Nonaccrual Loans Commercial and industrial 4,835$ 3,665$ 8,500$ Commercial real estate (including multi-family residential) 11,711 4,748 16,459 Commercial real estate construction and land development 633 2,428 3,061 1-4 family residential (including equity) 6,834 2,222 9,056 Residential construction — — — Consumer and other 80 56 136 Total 24,093$ 13,119$ 37,212$ (In thousands)

CRE and Office Detail: Q4 2024

CRE (incl. multifamily) by Property Type



Other 14.4%
Retail 16.5%
Office 10.6%
Warehouse 14.4%
C-Store 11.1%
Multi-family 10.6%
Industrial 4.3%
Hotel / Motel 3.4%
Restaurant / Bar 4.2%
Auto Sales / Repair 4.1%
Church
Healthcare 2.9%

Property Type	Balance	Average Loan Size	% of Total
	(Dollars in thousands)		
Retail	$ 638,827	$ 1,245	16.5%
Warehouse	558,882	746	14.4%
Convenience Store (C-Store)	430,850	1,318	11.1%
Multi-family	410,491	1,918	10.6%
Office	408,571	807	10.6%
Industrial	164,462	1,495	4.3%
Restaurant / Bar	163,728	1,056	4.2%
Auto Sales / Repair	158,345	728	4.1%
Church	133,290	958	3.5%
Hotel / Motel	133,110	3,503	3.4%
Healthcare	110,630	1,095	2.9%
Other	557,032	1,170	14.4%
Total	$ 3,868,218	1,093	100.0%

CRE - Office



Owner-occupied 40.7%
Non-owner occupied 59.3%

CRE Office - Collateral Type	Number	Balance	% of Total	Average Loan Size
		(Dollars in thousands)		
Multi-Story Office Building	129	$ 232,185	56.8%	$1,800
Single Story Office Building	303	130,639	32.0%	431
Flex Office Space	69	45,747	11.2%	663
Total	501	$ 408,571	100.0%	816

CRE Office - Maturity	Number	Balance	% of Total	Average Loan Size
		(Dollars in thousands)		
0 - 12 months	85	$ 59,551	14.6%	$ 701
13 - 24 months	85	62,225	15.2%	732
25 - 36 months	73	83,490	20.4%	1,144
37 - 48 months	56	37,037	9.1%	661
49 + months	202	166,268	40.7%	823
Total	501	$ 408,571	100.0%	816

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9

CRE Construction and Development: Q4 2024



Retail 4.1%
C-Store 1.4%
Other 7.1%
Commercial 4.1%
RV Park 2.0%
Land - Residential Lot 6.7%
Residential Subdivision 3.1%
Multi-family - Market Rate 7.2%
Multi-family - CD 17.5%
Warehouse 9.8%
Land - Commercial 37.0%

CRE Construction Lending Highlights

- Total committed exposure for CRE construction loans was $1.18 billion at December 31, 2024 and $1.23 at September 30, 2024.
- The largest category of CRE construction loans was Land – Commercial at $312.9 million outstanding, or 37.0%, of CRE construction loans at December 31, 2024.
- Owner-occupied CRE construction loans were 13.1% of CRE construction loans at December 31, 2024.

Loan Type	Q4 2024			Q3 2024		
	Number	Balance	Average Loan Size	Number	Balance	Average Loan Size
		(Dollars in thousands)			*(Dollars in thousands)*	
Land - Commercial[1]	429	$ 312,902	$ 729	439	$ 354,616	$ 808
Multi-family - CD[2]	15	147,974	9,865	14	137,102	9,793
Warehouse	24	82,665	3,444	30	123,545	4,118
Multi-family - Market Rate	7	60,761	8,680	6	50,275	8,379
Other	69	60,123	871	74	51,707	699
Land - Residential Lot	238	56,926	239	246	56,931	231
Retail	22	34,807	1,582	19	28,616	1,506
Commercial Development	6	34,389	5,732	6	25,161	4,194
Residential Subdivision	8	25,968	3,246	8	29,067	3,633
RV Park	5	16,784	3,357	4	14,734	3,684
Convenience Store (C-Store)	8	12,195	1,524	10	18,565	1,857
Total	831	$ 845,494	1,017	856	$ 890,319	1,040

(1) Includes loans that are secured by commercial properties that are in some stage of construction, land with improvements but valued as and only with intent to remove and construct new structures in the future, and raw land.
(2) Multi-family community development loans ("CD").

stellar BANCORP, INC. 10

Regulatory Capital Ratios 11 (1) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix. Minimum Required Plus Capital Conservation Buffer Consolidated Capital Ratios Estimated Total Capital Ratio (to risk-weighted assets) 16.06% 15.91% 10.50% Estimated Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 14.19% 13.62% 7.00% Estimated Tier 1 Capital Ratio (to risk-weighted assets) 14.31% 13.74% 8.50% Estimated Tier 1 Leverage Ratio (to average tangible assets) 11.49% 11.25% 4.00% Estimated Tangible Equity to Tangible Assets (1) 9.89% 10.27% N/A Bank Capital Ratios Estimated Total Capital Ratio (to risk-weighted assets) 15.34% 15.07% 10.50% Estimated Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 14.19% 13.63% 7.00% Estimated Tier 1 Capital Ratio (to risk-weighted assets) 14.19% 13.63% 8.50% Estimated Tier 1 Leverage Ratio (to average tangible assets) 11.38% 11.16% 4.00% December 31, 2024 September 30, 2024

12 Key Takeaways Excellent core funding profile Strong earnings power and franchise value in one of the best markets in the U.S. Key success factors: Credit performance and risk management Significant financial flexibility Positioned for rapid capital-build to continue

Diverse and Strong Markets of Operation

Greater Houston Market

- Houston is the **#4** most diverse city in the U.S. based on socioeconomic factors, according to Wallet Hub
- Houston added nearly 140,000 residents in '23, **2nd** among U.S. metros in population growth. The increase equates to a new resident every 3.8 minutes
- **25th** largest economy in the world – if ranked as a country, **14th** largest population in the U.S – if ranked as a state
- Port Houston is the busiest Gulf Coast container port, the Houston Ship Channel is **#1** ranked U.S. port in total foreign and domestic waterborne tonnage
- Houston is home to the Texas Medical Center, the world's largest medical complex, which has 10 million annual patient encounters
- Business friendly: **#3** among U.S. metro areas in Fortune 500 headquarters (26)
- Major business clusters in Beaumont-Port Arthur area include chemical and petroleum manufacturing, materials manufacturing and transportation

Houston is Diverse, with Significant Economic Tailwinds

Population Change ('19-'24)	**Houston MSA: 6.0%** **Texas: 5.9% / U.S: 2.1%**
Median Household Income ('24)	**Houston MSA: $75,557** **Texas: $73,203 / U.S: $75,874**
Significant Deposit Share	**Stellar has over $8.6 billion in deposits in the Houston region[1]**

Top 10 Bank by Deposits in Houston Region[1] ($B)



JPMorgan $150.8
Wells Fargo $30.1
BofA $25.3
Zions $13.2
PNC $9.0
Stellar $8.6
Frost $7.8
Prosperity $5.7
Cadence $5.7
Woodforest $5.7
Houston HQ Bank

Est. Population Growth '24-'29



4.9%
4.7%
2.4%
Houston MSA
Texas
USA

Est. Number of Households Growth '24-'29



5.1%
5.1%
2.7%
Houston MSA
Texas
USA

Note: Deposit market share based on FDIC data as of June 30, 2024.
1) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches.
Source: S&P Capital IQ Pro, Houston.org, Texas Medical Center, and Wallet Hub.

stellar BANCORP, INC. 13

Diversified and Growing Economy

Commentary

- Houston's economy has become much more diversified over the years, while remaining the energy capital of the United States
- Most of Houston's job sectors are growing at a faster rate than U.S.
- Transportation, warehousing, and utility services showed a large gain over the last year versus the United States

Diversified Economy by Job Sector[1]



Other Services 4%
Mining and Logging 2%
Information 1%
Wholesale Trade 5%
Professional and Business Services 16%
Financial Activities 5%
Transportation, Warehousing, and Utilities 6%
Education and Health Services 14%
Construction 7%
Manufacturing 7%
Government 13%
Retail Trade 9%
Leisure and Hospitality 10%

1) Data is preliminary as of February 2024, from the U.S. Bureau of Labor Statistics
Source: U.S. Bureau of Labor Statistics

Houston vs. U.S. Job Change by Industry (Feb '23 – Feb. '24)[1]



Mining and Logging (0.7)%
Private Education and Health Services 5.3%
Financial Activities 0.1%
Leisure and Hospitality 1.9%
Professional and Business Services 1.6%
Information (2.4)%
Wholesale Trade 1.9%
Transportation, Warehousing, and Utilities 2.5%
Government 4.4%
Total Nonfarm 2.4%
Manufacturing 3.3%
Construction 0.5%
Retail Trade 0.0%
Other Services 4.8%
United States
Houston MSA

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2.0 3.0 4.0 5.0 6.0 7.0 2.0 2.5 3.0 3.5 2007 2009 2011 2013 2015 2017 2019 2021 2023 Houston is a Strong and Resilient Market 15  Since the Great Recession, Houston has proven its resiliency, weathering economic cycles and natural disasters − Houston welcomed 2.1 million new residents and created over 965 thousand jobs since 2007 Population (M ) O il Pr ic e D ec lin e G re at R ec es si on Ik e H ar ve y C O VI D -1 9 Em pl oy m en t( M ) Employment Population1) Data is preliminary as of February 2024, from the U.S. Bureau of Labor Statistics Source: U.S. Bureau of Labor Statistics, Texas Workforce Commission

92,198 (150,000) (100,000) (50,000) 0 50,000 100,000 150,000 D al la s H ou st on Ta m pa At la nt a Ph oe ni x M ia m i D en ve r W as hi ng to n Bo st on M in ne ap ol is R iv er si de Se at tle Ba lti m or e Ph ila de lp hi a D et ro it Sa n D ie go Sa n Fr an ci sc o C hi ca go Lo s An ge le s N ew Y or k Houston’s Growth Projected to Continue 16 Source: S&P Capital IQ Pro; U.S. Census Bureau. 2010-2024 Population Change (%) Houston had the second highest net migration in 2023 20 most populated metros 3.93% 0.31% -0.48% 27.64% 27.00% 21.95% 8.88% New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. • Houston has seen tremendous growth over the past ten years, aided by the relocation of multiple Fortune 500 companies • The continued growth of the Houston metro will strengthen and diversify the greater economy, benefiting the businesses and constituents Houston added over 90,000 people by net migration in 2023, second only to Dallas

$92,406 $89,429 $85,119 $82,998 $75,557 $73,203 $75,874 New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. $800,000 $982,500 $363,500 $450,000 $339,000 $344,800 $420,357 New York Los Angeles Chicago Dallas Houston Texas U.S. 8.7x 11.0x 4.3x 5.4x 4.5x 4.7x 5.5x New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. Housing Market and Cost of Living 17 • Cost of living in Houston is 5.9% less than that of the U.S. market average while the median household income is in line with U.S. median • Houston is #1 in U.S. annual new home construction 20 24 M ed ia n H ou se ho ld In co m e 20 24 M ed ia n H om e Pr ic e (1) M ed ia n H om e Pr ic e to H H I R at io (1) Home price shown for each respective city Source: S&P Capital IQ Pro; Redfin (March 2024); Houston.org

Appendix: Non-GAAP Reconciliation[1]

	Q4 2024	Q3 2024	Year Ended 2024	Year Ended 2023
		(Dollars in thousands)		
Total shareholders' equity	$ 1,610,465	$ 1,626,123	$ 1,610,465	$ 1,521,018
Less: Goodwill and core deposit intangibles, net	589,864	595,434	589,864	614,030
Tangible shareholders' equity	$ 1,020,601	$ 1,030,689	$ 1,020,601	$ 906,988
Shares outstanding at end of period	53,429	53,446	53,429	53,291
Tangible book value per share	$ 19.10	$ 19.28	19.10	17.02
Average shareholders'equity	$ 1,614,791	1,587,918	1,567,469	1,455,934
Less: Average goodwill and core deposit intangibles, net	592,471	598,866	601,768	627,449
Average tangible shareholders'equity	$ 1,022,320	$ 989,052	$ 965,701	$ 828,485
Return on average tangible equity	**10.82%**	**13.63%**	**12.18%**	**15.75%**
Total assets	$ 10,905,110	$ 10,629,777	$ 10,905,110	$ 10,647,139
Less: Goodwill and core deposit intangibles, net	589,864	595,434	589,864	614,030
Tangible assets	$ 10,315,246	$ 10,034,343	$ 10,315,246	$ 10,033,109
Tangible equity to tangible assets	**9.89%**	**10.27%**	**9.89%**	**9.04%**
Net interest income (tax equivalent)	$ 103,039	$ 101,578	$ 408,305	$ 437,670
Less: Purchase accounting accretion	7,555	6,795	32,999	46,802
Adjusted net interest income (tax equivalent)	$ 95,484	$ 94,783	$ 375,306	$ 390,868
Average earning assets	$ 9,653,162	$ 9,643,629	$ 9,639,849	$ 9,695,302
Net interest margin (tax equivalent)[2]	4.25%	4.19%	4.24%	4.51%
Net interest margin (tax equivalent) excluding PAA[2]	**3.94%**	**3.91%**	**3.89%**	**4.03%**
Interest on loans, as reported	$ 128,738	$ 132,372	$ 531,680	$ 537,722
Less: Purchase accounting accretion	7,555	6,795	32,999	46,802
Interest on loans without loan accretion	$ 121,183	$ 125,577	$ 498,681	$ 490,920
Average loans	$ 7,477,332	$ 7,627,522	$ 7,712,122	$ 7,961,911
Loan yield, as reported	6.85%	6.90%	6.89%	6.75%
Loan yield, without loan accretion	**6.45%**	**6.55%**	**6.47%**	**6.17%**
Interest on interest-earning assets, as reported	$ 150,022	$ 151,776	$ 602,400	$ 590,817
Less: Purchase accounting accretion	7,555	6,795	32,999	46,802
Interest on interest-earnings assets without loan accretion	$ 142,467	$ 144,981	$ 569,401	$ 544,015
Average interest-earnings assets	$ 9,653,162	$ 9,643,629	$ 9,639,849	$ 9,695,302
Yield on interest-earnings assets, as reported	6.18%	6.26%	6.25%	6.09%
Yield on interest-earnings assets, without loan accretion	**5.87%**	**5.98%**	**5.91%**	**5.61%**

(1) See the disclosure under the heading "GAAP Reconciliation of Non-GAAP Financial Measures" on slide 2 regarding the use of non-GAAP financial measures.
(2) Interim periods annualized.

stellar BANCORP, INC.
18

19 NYSE: STEL